UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2009

Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49389	94-2160013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7683 Southfront Road
Livermore, California 94551
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (925) 449-0606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 23, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of Activant Solutions Inc. (the “Company”) approved the Incentive Bonus Plan (the “IB Plan”) applicable to the executives of the Company (including the named executive officers) and certain other employees. The IB Plan is effective for the 2009 fiscal year and for each fiscal year thereafter until amended or terminated by the Committee or the Board of Directors of the Company (the “Board”).
     The IB Plan is designed to reward the Company’s executives and employees for the achievement of pre-established annual financial targets and management objectives, and in certain cases, personal strategic objectives for the applicable fiscal year. The Committee or the Board will select the performance metrics under the IB Plan in respect of each fiscal year, giving participants the opportunity to earn cash incentive awards based on the Company’s performance for that year (and, if applicable, personal performance, weighted as to 35% of the total bonus opportunity available to such participants). The performance metric(s) selected by the Committee or the Board may vary from year to year.
     For fiscal year 2009, the Committee designated earnings before interest, taxes, depreciation and amortization, as defined under the Company’s senior secured credit agreement, and as adjusted for the inclusion or exclusion of certain financial components identified by the Board (the “Adjusted EBITDA”), as the financial performance metric under the IB Plan. Certain participants will also have a portion of their bonus tied to individual achievement of key strategic initiatives such as measures of profitability, customer satisfaction and revenue growth. For the 2009 fiscal year, the IB Plan will only be funded if the minimum Adjusted EBITDA target is achieved, with a maximum payout of up to 200% of the aggregate target bonus amount. No bonus will be payable if the minimum Adjusted EBITDA target is not achieved. The named executive officers of the Company are eligible to receive performance-based incentive bonuses under the IB Plan with target payouts ranging from 50% to 100% of the participant’s annual base salary. The IB Plan is substantially similar to the incentive compensation program in place for the 2008 fiscal year, with such changes as described herein.
     The description of the IB Plan contained herein is qualified in its entirety by the IB Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Activant Solutions Inc. Incentive Bonus Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.

By: Name:	/S/ TIMOTHY F. TAICH Timothy F. Taich
Title:	Vice President and General Counsel
Date: February 27, 2009